Exhibit 21

                           SUBSIDIARIES OF REGISTRANT

                                                             Jurisdiction
                                                                  of
         Subsidiary                                          Incorporation
         ----------                                         --------------

Harleysville National Bank and Trust Company          United States of America

     BWR Company                                      Pennsylvania

Security National Bank                                United States of America

HNC Financial Company                                 Delaware

Harleysville National Corporation North, Inc.         Pennsylvania

     The Citizens National Bank of Lansford           United States of America